CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities Offered	Aggregate Offering Price	Registration Fee(1)(2)
2.500% Fixed Rate Notes due December 2016	$2,196,000.00	$254.96

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(2), Registration Statement No. 333-172579
Pricing Supplement No. 17 - Dated Monday, December 5, 2011 (To: Prospectus Dated November 16, 2011)
CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor's	FDIC	Product
Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking
96121BAS6	$2,196,000.00	100.000%	1.250%	$2,168,550.00	Fixed	2.500%	Monthly	30/360	12/15/2016	01/15/2012	$2.57	Yes	No	Senior Unsecured Notes
Redemption Information: Non-Callable
				Trade Date: Monday, December 5, 2011 @ 12:00 PM ET										Westpac Banking Corporation
				Settle Date: Thursday, December 8, 2011									Prospectus dated November 16, 2011
Minimum Denomination/Increments:$1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation

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Goldman, Sachs & Co., HSBC, J.P. Morgan, BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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